                        NOTES REGISTRATION RIGHTS AGREEMENT

                               Dated as of May 5, 1998




                                        among




                            Rhythms NetConnections, Inc.,
                                        Issuer


                                         and



                                 Merrill Lynch & Co.,
                        Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated, and
                             Donaldson, Lufkin & Jenrette
                               Securities Corporation,
                                  Initial Purchasers

                                  TABLE OF CONTENTS

                                                                            PAGE
1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1933 Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1934 Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Depositary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Exchange Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Exchange Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Exchange Offer Registration . . . . . . . . . . . . . . . . . . . . . .  2
     Exchange Offer Registration Statement . . . . . . . . . . . . . . . . .  2
     Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Initial Purchasers. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Majority Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Original Issue Date . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Purchase Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Registration Expenses . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Registration Statement. . . . . . . . . . . . . . . . . . . . . . . . .  3
     SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Shelf Registration. . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Shelf Registration Statement. . . . . . . . . . . . . . . . . . . . . .  3
     Transfer Restricted Notes . . . . . . . . . . . . . . . . . . . . . . .  3
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
2.   REGISTRATION UNDER THE 1933 ACT . . . . . . . . . . . . . . . . . . . .  4
     (a)  EXCHANGE OFFER REGISTRATION . . . . . . . . . . . . . . . . . . .   4
     (b)  SHELF REGISTRATION. . . . . . . . . . . . . . . . . . . . . . . .   5
     (c)  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     (d)  EFFECTIVE REGISTRATION STATEMENT. . . . . . . . . . . . . . . . .   8
     (e)  ACCRUAL AND PAYMENT OF ADDITIONAL INTEREST. . . . . . . . . . . .   9
     (f)  SPECIFIC ENFORCEMENT. . . . . . . . . . . . . . . . . . . . . . .   9
3.   REGISTRATION PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . .   9
4.   UNDERWRITTEN REGISTRATIONS . . . . . . . . . . . . . . . . . . . . . .  16
5.   INDEMNIFICATION AND CONTRIBUTION . . . . . . . . . . . . . . . . . . .  16
6.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     (a)  RULE 144 AND RULE 144A. . . . . . . . . . . . . . . . . . . . . .  19
     (b)  NO INCONSISTENT AGREEMENTS. . . . . . . . . . . . . . . . . . . .  19
     (c)  AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . . . .  19
     (d)  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     (e)  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . .  20
     (f)  THIRD PARTY BENEFICIARY . . . . . . . . . . . . . . . . . . . . .  20
     (g)  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     (h)  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     (i)  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     (j)  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                         NOTES REGISTRATION RIGHTS AGREEMENT


     THIS NOTES REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of May 5, 1998, by and among RHYTHMS NETCONNECTIONS, INC., a Delaware corporation (the "Company"), and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("Merrill Lynch") and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION (together with Merrill Lynch, the "Initial Purchasers").

     This Agreement is made pursuant to the Purchase Agreement dated April 28, 1998 among the Company and the Initial Purchasers (the "Purchase Agreement"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers of the respective number of the Company's Units (the "Units"), each Unit consisting of $1,000 principal amount at maturity of the Company's 131/2% Senior Discount Notes due 2008 (the "Notes") and four warrants (the "Warrants"), each initially entitling the holder thereof to purchase 1.7 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and to other holders of Notes the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

1.   DEFINITIONS.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

     "DEPOSITARY" shall mean The Depository Trust Company, or any other depositary appointed by the Company; PROVIDED, HOWEVER, that any such depositary must have an address in the Borough of Manhattan, in the City of New York.

     "EXCHANGE NOTES" shall mean 131/2% Senior Discount Notes due 2008, Series B of the Company, issued under the Indenture containing terms identical to the respective Notes (except that (i) interest on the Exchange Notes shall accrue from the last date on which interest was paid on the Notes, (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to payment of additional interest shall be eliminated) to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

     "EXCHANGE OFFER" shall mean the exchange offer by the Company of Exchange Notes for Transfer Restricted Notes pursuant to Section 2(a) hereof.

     "EXCHANGE OFFER REGISTRATION" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

     "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "HOLDERS" shall mean the Initial Purchasers, for so long as they own any Transfer Restricted Notes, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Transfer Restricted Notes under the Indenture.

     "INDENTURE" shall mean the Indenture relating to the Notes dated as of May 5, 1998, between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), and as the same may be amended from time to time in accordance with the terms thereof.

     "INITIAL PURCHASERS" shall have the meaning set forth in the preamble of this Agreement.

     "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount at maturity of Transfer Restricted Notes outstanding; PROVIDED that whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Notes is required hereunder, Transfer Restricted Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

     "ORIGINAL ISSUE DATE" shall mean the date of original issuance of the Notes.

     "PERSON" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble of this Agreement.

     "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of United States and local counsel for any underwriters and Holders in connection with state or other securities or blue sky qualification of any of the Exchange Notes or Transfer Restricted Notes), (iii) all expenses of any Persons in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Exchange Notes and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD, if required by the NASD rules, in connection with the offering of the Transfer Restricted Notes, and (viii) the reasonable fees and expenses of the Trustee, including its counsel, and any escrow agent or custodian. Notwithstanding the foregoing, "Registration Expenses" shall exclude, and the Holders of the Transfer Restricted Notes being registered shall pay, any amounts required by Section 2(c) to be paid by the Holders.

     "REGISTRATION STATEMENT" shall mean any registration statement of the Company which covers any of the Exchange Notes or Transfer Restricted Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "SEC" shall mean the Securities and Exchange Commission.

     "SHELF REGISTRATION" shall mean a registration effected pursuant to Section 2(b) hereof.

     "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Transfer Restricted Notes on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "TRANSFER RESTRICTED NOTES" shall mean the Notes; PROVIDED, HOWEVER, that any Note shall cease to be a Transfer Restricted Note when (i) such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) such Note has been effectively registered under the 1933 Act and disposed of in accordance with the Shelf Registration Statement, (iv) such
Note is distributed to the public pursuant to Rule 144(k) under the 1933 Act (or any similar provision then in force, but not Rule 144A under the 1933 Act), (v) such Note shall have been otherwise transferred by the Holder thereof and a new Note not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Note shall not require registration or qualification under the 1933 Act or any similar state law then in force or (vi) such Note ceases to be outstanding.

     "TRUSTEE" shall mean the Trustee under the Indenture.

2.   REGISTRATION UNDER THE 1933 ACT.

     (a) EXCHANGE OFFER REGISTRATION. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company shall (A) cause to be filed an Exchange Offer Registration Statement with the SEC within 90 days after the Original Issue Date covering the offer by the Company to the Holders of Exchange Notes for all of their Transfer Restricted Notes, (B) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective under the 1933 Act as promptly as possible but in any event within 150 days after the Original Issue Date and (C) use its best efforts to consummate the Exchange Offer within 30 days after the date on which such Exchange Offer Registration Statement is declared effective under the 1933 Act. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f))) eligible and electing to exchange Transfer Restricted Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

     In connection with the Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

          (iii) use the services of the Depositary for the Exchange Offer with respect to Notes evidenced by global certificates;

          (iv) permit Holders to withdraw tendered Transfer Restricted Notes at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Notes delivered for exchange, and a statement that such Holder is withdrawing its election to have such Notes exchanged; and

          (v) otherwise comply with all applicable laws relating to the Exchange Offer.

     As soon as practicable after the close of the Exchange Offer, the Company shall:

          (i) accept for exchange Transfer Restricted Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Transfer Restricted Notes so accepted for exchange by the Company; and

          (iii) cause the Trustee promptly to authenticate and deliver Exchange Notes to each Holder of Transfer Restricted Notes equal in principal amount at maturity to the principal amount at maturity of the Transfer Restricted Notes of such Holder so accepted for exchange.

     Original issue discount will accrete, if on or prior to May 15, 2003, and interest will accrue, if after May 15,2003, on each Exchange Note exchanged for a Note, in either case from the last date on which original issue discount accreted or interest was paid, as the case may be, on the Notes surrendered in exchange therefor. If no interest has been paid on the Notes, such interest will be payable from May 15, 2003. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC and (ii) the proper tendering of Transfer Restricted Notes in accordance with the Exchange Offer. Each Holder of Transfer Restricted Notes (other than Participating Broker-Dealers) who wishes to exchange such Transfer Restricted Notes for Exchange Notes in the Exchange Offer shall have represented that (i) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable, (ii) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (iii) at the time of the commencement of the Exchange Offer it has no arrangement with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes and (iv) it shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the 1933 Act available. To the extent permitted by law and ascertainable by the Company, the Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Transfer Restricted Notes in the Exchange Offer.

     (b) SHELF REGISTRATION. If (i) because of any change in law or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, (ii) for any other reason the Exchange Offer is not consummated within 180 days following the Original Issue Date, (iii) any Holder notifies the Company prior to one year after the Original Issue Date that (x) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (y) due to a change in law or policy it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, and such prospectus is not promptly amended or modified in order to be suitable for use in connection with such resales for such Holder and all similarly situated Holders or (z) it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company or (iv) a majority of the Holders may not resell the Exchange Notes acquired by them in the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws, then the Company shall, at its cost:

          (A) use its best efforts to, prior to the later of (I) the date that is 90 days after the Original Issue Date and (II) the date that is 30 days after the filing obligation arises, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Transfer Restricted Notes and set forth in such Shelf Registration Statement, and use their best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible, but in any event within 60 days after the filing obligation arises; PROVIDED that, if the filing obligation arises pursuant to clause (ii) above, then the Company shall file the Shelf Registration Statement on or prior to 210 days after the Original Issue Date; and PROVIDED FURTHER that, with respect to Exchange Notes received by a broker-dealer in exchange for any securities that were acquired by such broker-dealer as a result of market making or other trading activities, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (A) solely with respect to broker-dealers who acquired their Notes as a result of market making or other trading activities, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement. If the Company is required to file a Shelf Registration Statement pursuant to clause (iii) above or pursuant to clause (iv) above, then the Company shall file and use its best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Transfer Restricted Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Transfer Restricted Notes held by such Holder or such Initial Purchaser entitled to the rights under Section 2(b)(iii), as applicable, after completion of the Exchange Offer;

          (B) use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years after its effective date or such shorter period which will terminate when all of the Transfer Restricted Notes covered by the Shelf Registration Statement either have been sold pursuant to the Shelf Registration Statement or have ceased to be Transfer Restricted Notes; and

     (C) notwithstanding any other provisions hereof, ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by
Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as practicable thereafter and to furnish to the Holders of Transfer Restricted Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     (c) EXPENSES. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and 2(b) and, in the case of any Shelf Registration Statement, will reimburse the Holders entitled to the rights under Section 2(b) for the reasonable fees and disbursements of one counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Transfer Restricted Notes in connection therewith. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions (and any other fees or costs of the underwriter) and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Notes pursuant to the Shelf Registration Statement.

     (d)  EFFECTIVE REGISTRATION STATEMENT.

          (i) The Company will be deemed not to have used its best efforts to cause a Registration Statement to become, or to remain, effective during the requisite periods set forth herein if the Company voluntarily takes any action that could reasonably be expected to result in any such Registration Statement not being declared effective or in the Holders of Transfer Restricted Notes covered thereby not being able to exchange or offer and sell such Transfer Restricted Notes during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (but not including avoidance of the Company's obligations hereunder), including a material corporate transaction, so long as the Company promptly complies with the requirements of Section 3(k) hereof, if applicable.

          (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that if, after it has been declared effective, the offering of Transfer Restricted Notes pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Transfer Restricted Notes pursuant to such Registration Statement may legally resume.

          (iii) During any 365-day period, the Company may suspend the availability of a Shelf Registration Statement and the use of the related Prospectus, as provided in Section 3(e)(vi) and the last paragraph of
     Section 3 hereof, for a period of up to 60 consecutive days (except for the consecutive 60-day period immediately prior to maturity of the Notes), if any event shall occur as a result of which it shall be necessary, in the good faith determination of the board of directors of the Company, to amend the Shelf Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

     (e) ACCRUAL AND PAYMENT OF ADDITIONAL INTEREST. In the event that (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 90th calendar day following the Original Issue Date, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th calendar day following the Original Issue Date, (iii) the Exchange Offer is not consummated on or prior to the 30th calendar day after the date on which the Exchange Offer Registration Statement is declared effective, (iv) if required, a Shelf Registration Statement with respect to the Notes is not declared effective on or prior to the 60th calendar day following the date on which the obligation to file such registration statement arises or (v) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable except in accordance with
Section 2(d)(iii) hereof (each event referred to in clauses (i) through (v) above, a "Registration Default"), the Notes shall, with respect to each Registration Default, accrue interest, as liquidated damages ("Additional Interest"), at a rate of one-half of one percent per annum of the Accreted Value (as defined in the Indenture) of the Notes commencing upon the occurrence of such Registration Default, which rate will increase by one-half of one percent at the end of each 90-day period in which such Registration Default is not cured, PROVIDED that the maximum aggregate Additional Interest that accrues on the Accreted Value of the Restricted Notes as a result of all Registration Defaults will in no event exceed one and one-half percent (1.5%) per annum. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which Additional Interest accrues on the Notes.

     The Company shall notify the Trustee within three Business Days after the occurrence of each Registration Default. Additional Interest payable with respect to any Note shall be due and payable on each May 15 and November 15 (each an "Additional Interest Payment Date") if Additional Interest has accrued on such Note during the semi-annual period immediately preceding such Additional Interest Payment Date, to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the May 1 or November 1, whether or not a Business Day, next preceding such Additional Interest Payment Date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the occurrence of the applicable Registration Default.

     Upon (v) the filing of the Exchange Offer Registration Statement after the 90-day period described in clause (i) above, (w) the effectiveness of the Exchange Offer Registration Statement after the 150-day period described in clause (ii) above, (x) the consummation of the Exchange Offer after the 30-day period described in clause (iii) above, (y) the effectiveness of a Shelf Registration Statement after the 60-day period described in clause (iv) above, or (z) the cure of any Registration

Default described in clause (v) above, such Additional Interest shall cease to accrue on the Notes from the date of such filing, effectiveness, consummation or cure, as the case may be, if the Company is otherwise in compliance with this paragraph; PROVIDED, HOWEVER, that if, after any such Additional Interest ceases to accrue, a different event specified in clause (i), (ii), (iii), (iv) or (v) above occurs, such Additional Interest shall begin to accrue again pursuant to the foregoing provisions.

     (f) SPECIFIC ENFORCEMENT. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges (i) that any failure by it to comply with its obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, (ii) that it will not be possible to measure damages for such injuries precisely and (iii) that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2(a) and 2(b).

3.   REGISTRATION PROCEDURES.

     In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

     (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Notes by the selling Holders thereof entitled to the rights under Section 2(b) and
(iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

     (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

     (c) in the case of a Shelf Registration, (i) notify each Holder of Transfer Restricted Notes, at least ten days prior to filing, that a Shelf Registration Statement with respect to the Transfer Restricted Notes is being filed and advising such Holders that the distribution of Transfer Restricted Notes will be made in accordance with the method elected by the Majority Holders; and (ii) furnish to each Holder of Transfer Restricted Notes, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Transfer Restricted Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Transfer Restricted Notes; and (iii) subject to Section 2(d)(iii) and the last paragraph of this Section 3, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Notes in connection with the offering and sale of the Transfer Restricted Notes covered by the Prospectus or any amendment or supplement thereto;

     (d) use its reasonable best efforts to register or qualify the Transfer Restricted Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Transfer Restricted Notes covered by a Registration Statement and each underwriter of an underwritten offering of Transfer Restricted Notes shall reasonably request by the time the Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD and do any and all other acts and things which may be reasonably necessary or reasonably advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Transfer Restricted Notes owned by such Holder; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

     (e) in the case of a Shelf Registration, notify each Holder of Transfer Restricted Notes entitled to the rights under Section 2(b) and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, during the period a Registration Statement is effective, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Transfer Restricted Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective (including as contemplated in Section 2(d)(iii) hereof) which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

     (f)  (A)    in the case of the Exchange Offer, (i) include in the Exchange
     Offer Registration Statement a "Plan of Distribution", section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Transfer Restricted Notes for Exchange Notes for the resale of such Exchange Notes, (ii) furnish to each broker-dealer who desires to participate in the Exchange

     Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request within 180 days following the date of effectiveness of the Exchange Offer Registration Statement, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Transfer Restricted Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Notes for Transfer Restricted Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (iv) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

          "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Transfer Restricted Notes, it represents that the Transfer Restricted Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act;"


          (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be one of the Initial Purchasers, unless it elects not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below;

          (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 180 days following the closing of the Exchange Offer; and

          (D) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b) hereof, or take any other action as a result of this Section 3(f), for a period exceeding 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating

     Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3.

     (g)  (A)    in the case of an Exchange Offer, furnish counsel for the
Initial Purchasers and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Transfer Restricted Notes copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

     (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

     (i) in the case of a Shelf Registration, furnish to each Holder entitled to the rights under Section 2(b), without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

     (j) in the case of a Shelf Registration, cooperate with the selling Holders entitled to the rights under Section 2(b) to facilitate the timely preparation and delivery of any certificates representing Transfer Restricted Notes to be sold and not bearing any restrictive legends; and cause such Transfer Restricted Notes to be in such denominations (consistent with the provisions of the Indenture) in a form eligible for deposit with the Depositary and registered in such names as the selling Holders or the underwriters, if any, may reasonably request in writing at least one business day prior to the closing of any sale of Transfer Restricted Notes;

     (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use their best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Notes, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

     (l) obtain CUSIP numbers for all Exchange Notes, or Transfer Restricted Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with any necessary printed certificates for the Exchange Notes in a form eligible for deposit with the Depositary;

     (m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes, or Transfer Restricted Notes, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

     (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Holders of a majority in principal amount at maturity of the Transfer Restricted Notes being sold under Section 2(b)) in order to expedite or facilitate the disposition of such Transfer Restricted Notes and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

          (i) make such representations and warranties to the Holders of such Transfer Restricted Notes and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

          (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in principal amount at maturity of the Transfer Restricted Notes being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

          (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and to the selling Holders of Transfer Restricted Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

          (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Transfer Restricted Notes, which agreement shall be in form, substance and scope customary for similar offerings;

          (v) if an underwriting agreement is entered into in the case of an underwritten offering, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to Section 5 hereof; and

          (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

     The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Transfer Restricted Notes not then exchanged for Exchange Notes of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

     (o) in the case of a Shelf Registration, make available for inspection by representatives of the Holders entitled to rights under Section 2(b) and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any U.S. counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement; PROVIDED that any such records, documents, properties and such information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by any such representative, underwriter, special counsel or accountant and shall be used only in connection with such Registration Statement, unless disclosure thereof is made in connection with a court proceeding or required by law, or such information has become available (not in violation of this agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and the Company shall be entitled to request that such representative, underwriter, special counsel or accountant sign a confidentiality agreement to the foregoing effect;

     (p) (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders entitled to rights under Section 2(b), to the Initial Purchasers, to counsel on behalf of such Holders and to the underwriter or underwriters of an underwritten offering of Transfer Restricted Notes, if any, and make such changes in any such document prior to the filing thereof as counsel to the Initial Purchasers or any underwriter may reasonably request; and (iii) cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by the Holders of Transfer Restricted Notes, the Initial Purchasers on behalf of such Holders or any underwriter, and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object within a reasonable time period;

     (q) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to their security holders, as soon as reasonably practicable (but not until the end of the first full fiscal quarter following effectiveness), an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

     (r) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel.

     In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Transfer Restricted Notes to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Transfer Restricted Notes as the Company may from time to time reasonably request in writing.

     In the case of (1) a Shelf Registration Statement or (2) Participating Broker-Dealers utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(f) hereof, that are seeking to sell Exchange Notes and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-(vii) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at their expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Notes or Exchange Notes, as the case may be, current at the time of receipt of such notice. Each Holder agrees to keep confidential the cause of any such notice of suspension or other information provided to them by the Company with respect thereto or any other event which would materially adversely affect the Company. If the Company shall give any such notice to suspend the disposition of Transfer Restricted Notes or Exchange Notes, as the case may be, pursuant to a Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(vi) hereof, the Company shall be deemed to have used its best efforts to keep the Shelf Registration Statement effective during such period of suspension; PROVIDED that
(i) such period of suspension shall not exceed the time periods provided in
Section 2(d)(iii) hereof and (ii) the Company shall use its reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

4.   UNDERWRITTEN REGISTRATIONS.

     If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Transfer Restricted Notes included in such offering, PROVIDED such banker or manager is acceptable to the Company, acting reasonably.

     No Holder of Transfer Restricted Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

5.   INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each Holder, including Participating Broker-Dealers, each underwriter who participates in an offering of Transfer Restricted Notes, their respective affiliates, and their respective directors, officers, employees, agents and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Transfer Restricted Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including the reasonable fees and disbursements of one counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

PROVIDED, HOWEVER, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent (i) arising out of an untrue statement or omission or alleged untrue statement or omission (A) made in or omitted from a Preliminary Prospectus or registration statement and corrected or included in a subsequent Prospectus or registration statement or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers, any Holder, including Participating Broker-Dealers, or any underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) resulting from the use of the Prospectus during a period when the use of the Prospectus has been suspended in accordance with Section 2(d)(iii), Section 3(e)(vi) and the last paragraph of Section 3 hereof, PROVIDED, in each case, that Holders received prior notice of such suspension.

     (b) In the case of an Exchange Offer Registration or a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Initial Purchaser, each underwriter who participates in an offering of Transfer Restricted Notes and the other selling Holders and each of their respective directors and officers (including each of officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, any Initial Purchaser, any underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Transfer Restricted Notes pursuant to such Registration Statement.

     (c) In case any action shall be commenced involving any Person in respect of which may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") shall give notice as promptly as reasonably practicable to each Person against whom such indemnity may be sought (the "indemnifying party"), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereof), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) If the indemnification provided for in any of the indemnity provisions set forth in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or such indemnified party or parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Initial Purchasers and the Holders of the Transfer Restricted Notes agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity, and the Holders were treated as one entity, for such purpose) or by another method of allocation which does not take account of the equitable considerations referred to above in Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by an governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1993 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

6.   MISCELLANEOUS.

     (a) RULE 144 AND RULE 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, and that if it ceases to be so required to file such reports, it will upon the request of any Holder of Transfer Restricted Notes (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Transfer Restricted Notes may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Transfer Restricted Notes without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Holder of Transfer Restricted Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     (b) NO INCONSISTENT AGREEMENTS. The Company has not entered into, nor will it on or after the date of this Agreement enter into, any agreement that is inconsistent with the rights granted to the Holders of Transfer Restricted Notes in this Agreement or that otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with, and are not inconsistent with, the rights granted to the holders of the Company's other issued and outstanding securities under any agreements or instruments relating to such securities. Except as set forth in this Agreement, no Person has any rights to include any securities of the Company in any Registration Statement required to be filed pursuant to this Agreement.

     (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount at maturity of the outstanding Transfer Restricted Notes affected by such amendment, modification, supplement, waiver or departure; PROVIDED, HOWEVER, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Transfer Restricted Notes unless consented to in writing by such Holder.

     (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Registrar under the Indenture, (ii) if to an Initial

Purchaser, at the most current address given by such Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this
Section 6(d), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Company, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

     (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Notes in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Notes, in any manner, whether by operation of law or otherwise, such Transfer Restricted Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (f) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                               [signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              RHYTHMS NETCONNECTIONS, INC.



                              By:/s/ Scott C. Chandler
                                 --------------------------------
                                  Scott C. Chandler
                                  Chief Financial Officer




Confirmed and accepted as of
the date first above written:

MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


By:  MERRIL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED



By:  /s/ Marcy Becker
     ----------------------------------------
     Authorized Signatory